Exhibit 10.51

HD SUPPLY HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Article I
PURPOSE

The purpose of the HD Supply Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions.

Article II
DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)                                 “Acquisition Date” means the last day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan may be purchased by or on behalf of the Participant.

(b)                                 “Administrator” means, as applicable, the Board or any committee of the Board designated by the Board to administer the Plan.  If the Board or any such committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent, except that further delegation by such persons shall not be permitted hereunder.

(c)                                  “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Change in Control” shall mean the first to occur of any of the following events after the Effective Date, whether such event occurs as a single transaction or as a series of related transactions: (i) the acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of the foregoing; (ii) the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were holders of voting securities of the Company immediately prior to such merger, consolidation, or other similar transaction do not, or any of the Investors, does not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (iii)

within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by any Investor or a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (iii); (iv) the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation as a result of which persons who were holders of voting securities of the Company immediately prior to such liquidation, or any or all of the Investors, won, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or (v) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not any of the Investors and are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company; in each case, provided that, as to Share Repurchase Rights subject to Section 409A of the Code, such event also constitutes a “change in control” within the meaning of Section 409A of the Code.  In addition, notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding and (ii) a Public Offering shall not constitute a Change in Control.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                  “Common Stock” means the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

(h)                                 “Company” means HD Supply Holdings, Inc., a Delaware corporation, and any successor thereto.

(i)                                     “Compensation” means the base salary or wages and overtime of an Employee. Compensation shall be determined prior to the Employee’s pre-tax contributions pursuant to Section 125 or 401(k) of the Code.  If determined by the Administrator, other forms of compensation may be included in or excluded from the definition of Compensation.

(j)                                    “Contribution” means the amount of an after-tax payroll deduction an Employee has made, as set out in such Employee’s payroll deduction authorization form.  If the Administrator so determines, a Contribution for Employees on a Company-approved leave of absence shall include a cash contribution equal to the amount of the after-tax payroll deduction an Employee would have made if such Employee had been receiving Compensation during the Company-approved leave of absence.

(k)                                 “Designated Subsidiary” means the Company’s: (i) domestic Subsidiaries located in the United States or any United States territory, (ii) foreign Subsidiaries located in Canada; and (iii) any other Subsidiary that has been designated by the Company’s Senior Vice President — Human Resources as eligible to participate in the Plan.

(l)                                     “Effective Date” means the date on which the Plan is approved by the shareholders of the Company.

(m)                             “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary.

(n)                                 “Fair Market Value” of a Share as of any date of determination shall be:

(i)                                     If the Company Common Stock is listed on any established stock exchange or a national market system, the closing price for such date per share of Company Common Stock as reported on such stock exchange or system;

(ii)                                  If there are no transactions in the Company Common Stock that are available on any date of determination pursuant to clause (a), but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value shall be determined as of the immediately preceding trading date; or

(iii)                               If neither Clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.

(o)         “Investors” means, collectively, (i) Bain Capital Integral Investors 2006, (ii) Carlyle Partners V, L.P., (iii) Carlyle Partners V-A, L.P., (iv) CP V Coinvestment A, L.P., (v) CP V Coinvestment B, L.P., (vi) Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., (vii) Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., (viii)  CD&R Parallel Fund VII, L.P., (ix) any Affiliate of any thereof and (x) any legal successor to any thereof.

(p)                                 “Offer Date” means the first day of each Offering Period.

(q)                                 “Offering Period” means a period of time specified by the Administrator, beginning on the Offer Date and ending on the Acquisition Date.

(r)                                    “Participant” means an Employee who becomes a participant in the Plan pursuant to Article V.

(s)                                   “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(t)            “Public Offering” shall mean the first day as of which (i) sales of Company Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Company Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Administrator has determined that the Company Common Stock otherwise has become publicly traded for this purpose.

(u)                                 “Purchase Price” means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

(v)                                 “Securities Act” means the Securities Act of 1933, as amended.

(w)                               “Share” means a share of Common Stock.

(x)                                 “Share Purchase Right” means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

(y)                                 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest.

Article III
AVAILABLE SHARES AND ADJUSTMENTS

Section 3.1                                    Available Shares.  Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is two million (2,000,000) Shares.  Shares issued under the Plan may be authorized but unissued or reacquired Common Stock.

Section 3.2                                    Adjustments.

(a)                                 Changes in Capitalization.  In the event of any stock dividend, stock split, spinoff, rights offering, extraordinary dividend, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company constituting an “equity restructuring” within the meaning of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), the Administrator shall make or provide for equitable adjustments in (i) the number and type of Shares or other securities or property covered by outstanding Share Purchase Rights, (ii) the Purchase Price specified therein, (iii) the kind of Shares covered thereby (including shares of another issuer); and (iv) adjustment to the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan. The Administrator in its sole discretion and in good faith should determine the form of the adjustment required to prevent dilution or enlargement of the rights of Participants and shall, in furtherance thereof, take such other actions with respect to any outstanding Share Repurchase Right as it determines to be equitable, which may include a cash payment to the Participant equivalent to the value of any dilution of the rights of such Participant.  In the event of any merger, consolidation, or any other corporate transaction or event having a similar effect that is not an “equity restructuring” with the meaning of FASB ASC Topic 718, the Administrator in its sole discretion may, in addition to the actions permitted to be taken in respect of an equity restructuring, provide in substitution for any or all outstanding Share Repurchase Rights under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection with such alternative consideration the surrender of all Share Repurchase Rights so replaced. After any adjustment made by the Administrator pursuant to this Section 3.2, the number of shares subject to each outstanding Share Repurchase Right shall be rounded down to the nearest whole number. Any adjustment pursuant to this Section 3.2 shall be effected in compliance with 409A of the Code to the extent applicable. All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company.

(b)                                 Change in Control.  Notwithstanding any other provision of this Plan, in the event of a Change in Control, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress and refunding any amounts accumulated in a Participant’s account for such Offering Period, (ii) cancelling all outstanding Share Purchase Rights as of the Change in Control date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the change in control date and the Purchase Price determined in accordance with Section 6.3, or (iii) for each outstanding Share Purchase Right, granting a substitute right to purchase shares in a manner consistent with Section 409A of the Code.  Nothing in this Section 3.2(b) shall affect in any way the Company’s right to terminate the Plan at any time pursuant to Section 10.7 or 10.8.

(c)                                  Insufficient Shares.  If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Administrator pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof.  If the Plan is so terminated, then the balance of the amount credited to the Participant’s account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon.  The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offer Date.

Article IV
ELIGIBILITY

Section 4.1                                    Eligible Employees.  Any person who is an Employee of the Company or a Designated Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV.  Notwithstanding the foregoing, the Administrator may, on a prospective basis, (i) exclude from participation in the Plan, Employees (a) whose customary employment is for not more than 20 hours per week or five months per year or (b) who are citizens or residents of a non-U.S. jurisdiction, and (ii) impose a generally applicable eligibility service requirement of up to two years of employment.

Article V
PARTICIPATION

Section 5.1                                    Enrollment Procedures.  An eligible Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Administrator or its designee and submitting them to the Administrator or its designee in accordance with the rules established by the Administrator.  The enrollment documents, which may be in electronic form, shall set forth the portion of the Participant’s Compensation, in accordance with Section 6.2(a), including any minimum Contribution percentage and any minimum percentage increments, to be paid as Contributions pursuant to the Plan.  An Employee’s payroll deduction authorization shall become effective on the Offer Date.  Amounts deducted from a Participant’s Compensation pursuant to this Article V shall be credited to the Participant’s Plan account.  No interest shall be payable on the amounts credited to the Participant’s Plan account.

Section 5.2                                    Changes to Enrollment. A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless (i) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (ii) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (iii) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period.

Section 5.3                                    Equal Rights and Privileges. Each Employee who is granted a Share Purchase Right under the Plan for any Offering Period shall have the same rights and privileges as all other Employees granted Share Purchase Rights under the Plan for such Offering Period.

Article VI
SHARE PURCHASE RIGHTS

Section 6.1                                    Number of Shares.  Each eligible Employee who on the Offer Date is a Participant participating in such Offering Period shall be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period.  Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the Purchase Price into the balance credited to the Participant’s account as of the Acquisition less any tax withholding amount deducted pursuant to Section 10.3.

Section 6.2                                    Limitation on Purchases.  Participant purchases are subject to adjustment as provided in Section 3.2(c) and to the following limitations:

(a)                                 Offering Period Limitation.  The maximum value of Shares that a Participant shall have the right to purchase in any Offering Period pursuant to a Share Purchase Right shall be equal to 15% of the Participant’s Compensation earned during such Offering Period or such lesser percentage or other fixed dollar amount as the Administrator shall determine. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares that may be purchased pursuant to Share Purchase Rights with respect to any Offering Period or on any Acquisition Date.

(b)                                 Refunds.  As of the first date on which a Participant’s ability to purchase Shares is limited by this Section 6.2, the Participant’s payroll deductions shall terminate, and any excess payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 6.3                                    Purchase Price.  The purchase price per Share with respect to an Offering Period shall be equal to ninety-five percent (95%) of the Fair Market Value of a Share on the date on which an Offering Period commences.

Article VII
PURCHASE OF SHARES UNDER SHARE PURCHASE RIGHTS

Section 7.1                                    Purchase.  Unless a Participant withdraws from the Plan as provided in Article IX, each Participant shall automatically purchase and acquire as of the Acquisition Date the number of whole Shares subject to the Share Purchase Right that may be purchased at the Purchase Price for that Share Purchase Right with the Contributions in such Participant’s account.  Any surplus in the account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.2                                    Registration Compliance.

(a)                                 No Shares may be purchased under a Share Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

(b)                                 If, on an Acquisition Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Share Purchase Rights granted under the Plan shall be purchased on the Acquisition Date. The Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance.  The Acquisition Date shall in no event be more than five years from the Offer Date.

(c)                                  If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.3                                    Delivery of Shares.  As soon as practicable after each Acquisition Date, the Company shall deliver the Shares acquired by each Participant during an Offering Period to the Participant or an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.  No certificates shall be delivered with respect to the Shares acquired by a Participant.

Section 7.4                                    Vesting.  A Participant’s interest in the Common Stock purchased upon the purchase of Shares under a Share Purchase Right shall be immediately vested and nonforfeitable.

Section 7.5                                    Nontransferability.  Each Share Purchase Right granted under this Plan shall be nontransferable.  During the lifetime of the Participant to whom the Share Purchase Right is granted, the Shares under a Share Purchase Right may be purchased only by the Participant.  No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII
RESTRICTIONS ON SALE

Shares of Common Stock purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period.

Article IX
WITHDRAWAL FROM PARTICIPATION

AND TERMINATION OF EMPLOYMENT

A Participant may revoke his or her payroll deduction authorization form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written or electronic notice to the Administrator at such time before the Acquisition Date as may be established by the Administrator.  In the event of a Participant’s withdrawal in accordance with the preceding sentence, all of the payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable after receipt of the notice of withdrawal, without any interest thereon, and no further payroll deductions shall be made from his or her Compensation for that Offering Period.  A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Article IX if he or she ceases to be an employee of the Company or any of its Subsidiaries for any reason.  Unless the Administrator determines otherwise, a Participant’s withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period.

Article X
GENERAL PROVISIONS

Section 10.1                             Administration.  The Plan shall be administered by the Administrator.  The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan.  Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion.  Determinations, interpretations, or other actions made or taken by the Administrator under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

Section 10.2                             Delegation by the Administrator.  Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the Administrator to, and thereafter exercised by, one or more persons designated by the Administrator, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Administrator.  Notwithstanding the foregoing, only the Compensation Committee shall have the power to determine the Purchase Price for any Offering Period.

Section 10.3                             Tax Withholding.  The Company shall have the power to withhold from Contributions credited to the Participant’s account or from other compensation payable to the Participant, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

Section 10.4                             At-Will Employment.  Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.5                             Unfunded Plan; Plan Not Subject to ERISA.  The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 10.6                             Freedom of Action.  Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action.  The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

Section 10.7                             Term of Plan.  The Plan shall be effective upon the Effective Date.  The Plan shall terminate on the earlier of (i) the tenth anniversary of the Effective Date, (ii) the termination of the Plan pursuant to Section 10.8 or (iii) the date on which no more Shares are available for issuance under the Plan.  Upon termination of the Plan, all funds accumulated in a Participant’s account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.8                             Amendment or Termination.  The Board or the Administrator may at any time amend, suspend, discontinue or terminate the Plan.  The Board or the Administrator, in its sole discretion, may terminate the Plan at any time.  Upon such termination, all funds accumulated in a Participant’s account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.9                             Severability.  In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 10.10                      Assignment.  Except as otherwise provided in this Section 10.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns.  Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto.  This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company, its general partners, or its Participants, as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged, or transferred.

Section 10.11                      Non-Transferability of Rights.  Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.11 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 10.12                      Headings.  The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

Section 10.13                      Rules of Construction.  Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa.  The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

Section 10.14                      Governing Law.  To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 10.15                      Conformity to Securities Laws.  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof.  Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.16                      Tax Reporting Information.  At the Company’s request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

Section 10.17                      Participant Acknowledgment.  By electing to participate in an Offering Period, Participants acknowledge and agree that (i) Participants may be required to hold Shares during any holding periods to which such Shares are subject; (ii) the Shares acquired under the Plan may lose some or all of their value in the future; and (iii) Participants are able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares.

Section 10.18                      Limitation Period For Claims.  Any person who believes he or she is being denied any benefit or right under the Plan may file a written notice with the Committee.  Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim.  Untimely claims will not be processed and shall be deemed denied.  The Committee will notify the Participant of its decision in writing as soon as administratively practicable.  Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied.  The Committee’s decision is final and conclusive and binding on all persons.  No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or forever be barred.

Section 10.19                      Section 409A of the Code.  This Plan is intended to be administered in a manner that results in all payments being exempt from or paid in a manner consistent with the requirements of Section 409A of the Code.  In no event shall the Company have any liability to any person in the event Section 409A applies to any payment in a manner that results in adverse tax consequences for a Participant.

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